As filed with the Securities and Exchange Commission on November 1, 2007

Registration Statement No. 333-101647

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Dow Chemical Company

(Exact name of registrant as specified in its charter)

Delaware	38-1285128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
The Dow Chemical Company 2030 Dow Center Midland, Michigan 48674 (989) 636-1000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles J. Kalil

Senior Vice President, General Counsel and Corporate Secretary

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

(989) 636-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward S. Best, Esq.

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

(312) 782-0600

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. □

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement No. 333-101647 on Form S-3 is being filed to remove from registration $1,500,000,000 of the $2,000,000,000 of common stock, preferred stock, debt securities, stock purchase contracts and stock purchase units registered on the registration statement, the offering thereof having been terminated without any sales having been made. Of the remaining $500,000,000 of securities, $44,878,000 have been sold and the remaining $455,122,000 will continue to be offered as InterNotes pursuant to the prospectus supplement, dated April 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 1 to registration statement No. 333-101647 to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Midland, State of Michigan, on November 1, 2007.

THE DOW CHEMICAL COMPANY

By: /s/ WILLIAM H. WEIDEMAN
William H. Weideman
Vice President and Controller